Assignment and Subordination of Management Agreement

This Assignment and Subordination of Management Agreement (this “Assignment”) is made as of the 29th day of June, 2007, by and among APARTMENT REIT RESIDENCES AT BRAEMAR, LLC, a North Carolina limited liability company (“Borrower”), TRIPLE NET PROPERTIES REALTY, INC., a California corporation (“Triple Net” or “Manager”) and TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation (“Lender”).

W I T N E S S E T H:

WHEREAS, Borrower, as the owner, and Triple Net, as the property manager, entered into that certain Management Agreement dated as of June 29, 2007 (the “Management Agreement”), with respect to a parcel of improved real property in Mecklenburg County, North Carolina (the “Property”), containing 160 multi-family apartment units and related amenities, the address of the rental office for which is located at 8010 Woodsedge Drive, Charlotte, North Carolina 28216;

WHEREAS, Lender made a loan (hereinafter referred to as the “Loan”) to Braemar Housing Limited Partnership, an Ohio limited partnership (“Original Borrower”), evidenced by a Secured Promissory Note in the principal face amount of $10,000,000.00 dated May 25, 2005, which Borrower, as the successor in title of Original Borrower, is assuming pursuant to the terms of a certain Loan Assumption and Modification Agreement of even date herewith among Borrower, Original Borrower, Lender and others (the “Assumption Agreement”; such Secured Promissory Note, as affected by the Assumption Agreement, collectively referred to as the “Note”),

WHEREAS, the Loan is secured by, inter alia, a Deed of Trust dated May 25, 2005, recorded in Deed Book 18849, Page 135, Registry of Mecklenburg County, North Carolina, encumbering the Property, as modified by that certain Loan Assumption and Modification Agreement dated of even date herewith (hereinafter referred to as the “Security Instrument”); and

WHEREAS, it is a condition of Lender’s execution of the Assumption Agreement that the Management Agreement be subordinated to the lien of the Security Instrument and be collaterally assigned to Lender;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1. Borrower hereby collaterally assigns and transfers to Lender all of Borrower’s right, title, interest and privileges in the Management Agreement, together with any extensions or renewals thereof and subcontracts thereunder.

2. The assignment herein granted is given for the purpose of securing the performance by Borrower of all of its obligations and liabilities to Lender created or incurred under the Note, the Security Instrument or under any other instrument or document given to evidence, secure or support the Loan, whether now existing or hereafter arising, contracted or incurred (hereinafter collectively referred to as the “Loan Documents”).

3. Borrower will not terminate the Management Agreement, or modify or amend any material terms of the Management Agreement without the written consent of Lender.

4. Notwithstanding any presumption to the contrary, (i) so long as Lender has not succeeded to the interest of Borrower under the Management Agreement as herein provided, Lender shall not be obligated by reason of acceptance of the assignment herein granted to perform any obligation of Borrower under the Management Agreement, and (ii) Lender shall have no duty or obligation under the Management Agreement until such time as Lender gives Manager written notice of its election not to terminate the Management Agreement.

5. Borrower hereby represents and warrants to Lender, as a material inducement to Lender to accept the assignment, that:

(a) The Management Agreement is in full force and effect, free from any default, and has not been amended or modified;

(b) Borrower has made no prior assignment of any of Borrower’s rights under the Management Agreement and Borrower shall not make any such assignment; and

(c) Borrower has not done anything which might prevent Lender from or limit Lender in operating under any of the provisions hereof.

6. A “Default” under the Security Instrument or the Note shall constitute a “Default” hereunder.

7. Upon the occurrence of a Default, Borrower hereby authorizes Lender to give written notice to Manager of Borrower’s default, and, if Lender gives affirmative notice that it desires the benefits hereof, Lender shall be entitled to all benefits of Borrower under the Management Agreement.

8. The Management Agreement and any extension, renewal, replacement or modification thereof, and all of the right, title and interest (if any) of Manager in and to the Property are and shall be subject and subordinate to the Security Instrument and to any renewals, modifications or extensions thereof, and all rights of Manager, including but not limited to any right to collect any management fees, leasing fees or other amounts accrued prior to any foreclosure under the Security Instrument, are and shall be subject and subordinate to the rights and claims of Lender under the Security Instrument.

9. In the event of the acceleration of the Note or the foreclosure of the Security Instrument, or in the event Lender comes into possession of or acquires title to the Property by any other means arising out of a Default by Borrower, Lender may, at its option, upon notice to Manager, terminate the Management Agreement without obligation to Manager including, without limitation, liability for any management, leasing or other fees or other amounts claimed by Manager; provided, however, that at the option of Lender, Manager shall continue for a period determined by Lender, to perform all of its obligations under the Management Agreement and shall receive compensation as provided therein (excluding any compensation for or in connection with termination of the Management Agreement) until such time as Lender terminates the Management Agreement or a substitute manager shall have been approved by Lender and shall have commenced to manage the Property. Notwithstanding anything herein to the contrary, in the event Lender continues the Management Agreement, Lender shall be responsible only for obligations which first arise thereunder during the period Lender keeps the Management Agreement in force. Under no circumstances will Lender have any liability for any obligations under the Management Agreement accruing prior to or after the period during which Lender retains Manager pursuant to the Management Agreement or for any termination or similar charges provided for in the Management Agreement.

10. In the event Lender comes into possession of or acquires title to the Property as described in Paragraph 9 above and elects in writing not to terminate the Management Agreement as described in Paragraph 9 above, Manager agrees to attorn to Lender and be bound to Lender under all of the terms, covenants and conditions of the Management Agreement for the period commencing on the date when Lender succeeds to the interest of Borrower under the Management Agreement and ending with Lender’s termination thereof, with the same force and effect as if Lender were a party to the Management Agreement. Any such attornment shall be effective and self-operative as an agreement between Manager and Lender without the execution of any further instruments on the part of any party hereto. Nevertheless, Manager and Lender agree, upon the election of and written demand of Lender, to execute an instrument in confirmation of the foregoing provision.

11. Manager hereby certifies to Lender that the Management Agreement is in full force and effect, free from any default, and has not been amended or modified except to the extent, if any, described herein. Without limiting the foregoing, Manager warrants that it has received payment in full of all leasing commissions and similar compensation due in connection with all leases executed with respect to the Property.

12. Manager hereby agrees with Lender as follows:

(a) Manager shall serve upon Lender notice of (i) any alleged default by Borrower under the Management Agreement, (ii) any intention to terminate the Management Agreement pursuant to any of the provisions set forth therein, or (iii) any proposed amendment of the Management Agreement, along with a copy of such amendment.

(b) In the event Borrower defaults under any of the terms and conditions of the Management Agreement, Lender shall have the right, but not the obligation, to cure such default. Manager shall not take any action with respect to such default under the Management Agreement, including without limitation any action in order to terminate, rescind or void the Management Agreement or to withhold any payments thereunder, for a period of thirty days after the receipt of such written notice from Manager to Lender (provided that in the case of any default which cannot be cured by the payment of money and cannot with diligence be cured within such thirty-day period, if Lender shall proceed promptly to cure the same and thereafter shall prosecute the curing of such default with diligence and continuity, then the time within which such default may be cured shall be extended for such period as may be necessary to complete the curing of the same).

(c) In no event shall Manager terminate the Management Agreement while Lender is proceeding with the foreclosure of the Security Instrument or otherwise exercising its rights and/or remedies as a result of a default of Borrower under the Security Instrument, the Note or any related security instruments, except for the failure of Lender to perform its obligations pursuant to Paragraph 9 above.

(d) Notwithstanding anything to the contrary contained in the Management Agreement, from and after the occurrence of any Default by Borrower under any Loan Document, and for as long as such Default continues uncured, Manager shall not retain any sums in excess of the amount due and owing Manager as compensation to Manager under the Management Agreement. Any such excess sums received by Manager attributable to the period during which a Default exists shall be held by Manager in trust for Lender, and Manager shall deliver such excess sums to Lender immediately upon Manger’s receipt of notice from Lender of Borrower’s default.

13. Manager hereby agrees with Lender that if Lender shall succeed to the interest of Borrower under the Management Agreement, or if Lender shall give Manager notice of its intention to foreclose the Security Instrument and to come into possession of the Property, as provided above, Lender shall not be:

(a) liable for any omission of Borrower under the Management Agreement; or

(b) subject to any offsets or defenses which Manager might have against Borrower; or

(c) liable for any management fees or other amounts due to Manager from Borrower for any period prior to the date when Lender succeeds to the interest of Borrower under the Management Agreement; or

(d) bound by any amendment or modification of the Management Agreement made without Lender’s prior written consent.

14. All rights and remedies of Lender expressed herein are in addition to all other rights and remedies possessed by it, including those under any other Loan Document. No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or future exercises thereof or the exercise of any other right or remedy. No action of Lender permitted hereunder shall impair or affect the rights of Lender in and to the Management Agreement.

15. This Agreement shall bind and inure to the benefit of the parties hereto, their successors and assigns. The words “foreclosure” and “foreclosure sale” as used herein shall be deemed to include the acquisition of Borrower’s estate in the Property by voluntary deed (or assignment) in lieu of foreclosure, by power of sale, or otherwise. The word “Lender” shall include Lender as herein specifically named and any of its successors and assigns, including any person or entity who shall have succeeded to Borrower’s interest in the Property by, through or under foreclosure of the Security Instrument. The word “Borrower” shall include Borrower as herein specifically named and any of its successors and assigns.

16. This Agreement shall not be modified or amended except in a writing signed by all parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter herein contained.

17. The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the context requires.

18. In order for any demand, consent, approval or other communication to be effective under the terms of this Agreement, “Notice” must be provided under the terms of this Section. All Notices must be in writing. Notices may be (a) delivered by hand, (b) transmitted by facsimile (with a duplicate copy sent by first class mail, postage prepaid), (c) sent by certified or registered mail, postage prepaid, return receipt requested, or (d) sent by reputable overnight courier service, delivery charges prepaid. Notices shall be addressed as set forth below:

If to Borrower:

Apartment REIT Residences at Braemar, LLC
c/o Triple Net Properties, LLC
1606 Santa Rosa Drive, Suite 109
Richmond, Virginia 23229
Attention: Jorge Figueiredo
Fax Number: (804) 285-1376

If to Lender:

Transamerica Occidental Life Insurance Company
c/o AEGON USA Realty Advisors, Inc.
4333 Edgewood Road, N.E.
Cedar Rapids, Iowa 52499-5443
Attention: Mortgage Loan Department
Reference: Loan # 89441
Fax Number: (319) 369-2277

If to Manager:

Triple Net Properties, LLC
1606 Santa Rosa Drive, Suite 109
Richmond, Virginia 23229
Attention: Jorge Figueiredo
Fax Number: (804) 285-1376

Notices delivered by hand or by overnight courier shall be deemed given when actually received or when refused by their intended recipient. Faxed Notices will be deemed delivered when a legible copy has been received (provided receipt has been verified by telephone confirmation or one of the other permitted means of giving Notices under this Section). Mailed Notices shall be deemed given on the date of the first attempted delivery (whether or not actually received). Any party to this Agreement may change its address for Notice by giving at least fifteen (15) Business Days’ (as defined in the Security Instrument) prior Notice of such change to the other parties.

19. This instrument shall be governed by, construed and enforced according to the laws of the State of North Carolina (without reference to any provision for choice of law). Wherever possible each provision of this instrument shall be interpreted in such a manner as to be effective and valid under applicable law, but if such provision of this instrument shall be prohibited by or invalidated under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this instrument.

20. This instrument may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but a single instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BORROWER:

APARTMENT REIT RESIDENCES AT BRAEMAR, LLC, a North Carolina limited company

By:
Name:
Title:

MANAGER:

TRIPLE NET PROPERTIES REALTY, INC., a California

corporation

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By:
Name:
Title:

[Signatures continue on following pages.]

LENDER:

TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, an Iowa corporation

By: